Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Arizona Instrument Corporation's Registration Statement No. 33-73614 on Form S-3 and Registration Statement Nos. 33-2712, 33-2713 and 2-99078 on Form S-8 of our report dated March 15, 1998, appearing in this Annual Report on Form 10-KSB of Arizona Instrument Corporation for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Phoenix, Arizona

March 30, 1998